Sony Group Corp S-8

Exhibit 107

CALCULATION OF FILING FEE TABLES

Form S-8
(Form Type)

Sony Group Kabushiki Kaisha

(Exact name of Registrant as specified in its charter)

Sony Group Corporation

(Translation of Registrant’s name into English)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee
Equity	Common Stock(3), reserved for issuance pursuant to the Twelfth Series of Restricted Stock of Sony Group Corporation	Other (2)	312,000	¥11,482.5 $83.09	¥3,582,540,000.0 $25,922,865.41	.0000927	$2,403.05
Total Offering Amounts					$25,922,865.41		$2,403.05
Total Fee Offsets							N/A
Net Fee Due							$2,403.05

(1) Consists of shares of common stock (the “Common Stock”) of Sony Group Corporation (the “Registrant”) to be disposed subject to vesting restrictions pursuant to the Twelfth Series of Restricted Stock of Sony Group Corporation (the “Plan”). Such indeterminable number of additional shares of Common Stock as may be disposable pursuant to the operation of the recapitalization and adjustment provisions of the Plan are also registered hereby.

(2) The Proposed Maximum Offering Price Per Unit of Common Stock has been calculated solely for the purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended (the “Securities Act”). The Proposed Maximum Offering Price Per Unit of Common Stock is based on ¥11,482.5 per share, the average of the high and low prices of the Common Stock, as reported on the Tokyo Stock Exchange on July 19, 2022. The Proposed Maximum Offering Price Per Unit of Common Stock for the restricted stock disposed under the Plan was converted to U.S. dollars based on the New York foreign exchange rate for July 19, 2022 of ¥138.20 = $1.00 as published in the Wall Street Journal on July 19, 2022.

(3) American Depositary Receipts issuable upon the deposit of the Common Stock registered hereby have been or will be registered under a separate registration statement on Form F-6. Each American Depositary Receipt will represent one share of Common Stock.